UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

John Hancock Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Congress Street

Boston, MA 02210-2805

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
John Hancock Multifactor Large Cap ETF	NYSE Arca, Inc.	47-4587392
John Hancock Multifactor Mid Cap ETF	NYSE Arca, Inc.	47-4595599
John Hancock Multifactor Consumer Discretionary ETF	NYSE Arca, Inc.	47-4661657
John Hancock Multifactor Financials ETF	NYSE Arca, Inc.	47-4632255
John Hancock Multifactor Healthcare ETF	NYSE Arca, Inc.	47-4647582
John Hancock Multifactor Technology ETF	NYSE Arca, Inc.	47-4617928

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-183173

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of each of John Hancock Multifactor Large Cap ETF, John Hancock Multifactor Mid Cap ETF, John Hancock Multifactor Consumer Discretionary ETF, John Hancock Multifactor Financials ETF, John Hancock Multifactor Healthcare ETF and John Hancock Multifactor Technology ETF each a series of John Hancock Exchange-Traded Fund Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-183173; 811-22733) filed on July 13, 2015, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183173; 811-22733), as filed with the Securities and Exchange Commission on July 13, 2015.

2. The Trust’s By-Laws are included as Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183173; 811-22733), as filed with the Securities and Exchange Commission on July 13, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 19th day of August, 2015.

John Hancock Exchange-Traded Fund Trust

By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President